

sadot
SADOT GROUP INC

Corporate Overview
Fueling Growth and Innovation
Q3 2023



Forward Looking Statements



This presentation includes "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," “pro-forma,” “goals,” "proposes,“ and words of similar import. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Company's annual report on Form 10-K for its fiscal year ended December 31, 2022 and any subsequent filings with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this presentation speak only as of the date of this presentation or as otherwise indicated and Sadot Group Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Legal Disclaimer: Preliminary Unaudited Financials Statement

The preliminary, unaudited financial results included in this presentation are based on information available as of August 31, 2023 management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this presentation and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

Corporate Overview



SADOT GROUP INC

With the Company's strategic pivot into the global food supply chain (November 2022), Sadot Group has rapidly established itself as an emerging player in the sector.

- Provides innovative and sustainable supply chain solutions from our offices in:
  - Ft. Worth TX – headquarters
  - Miami
  - Dubai
  - Singapore
  - Kyiv
  - Mkushi, Zambia
- Connects producers and consumers across the globe
  - Sources agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea Region
  - Delivers to markets in Southeast Asia, China and the Middle East/North Africa region.
- Operates within three key verticals of the global food supply chain
  - Origination and Trading Operations – food/feed products such as soybean meal, wheat and corn
  - Farm Operations – producing in-demand grains and tree crops in Southern Africa
  - Food Service Operations with more than 45 restaurants across the U.S. and Kuwait.

About Sadot Group Inc.

Recent Pivot to the Global Agri-Food Supply Chain Sector

- **Restaurant Era**:
  - **1995** – Muscle Maker Grill opens first restaurant in New Jersey
  - **2007** – Initiates franchising program
  - **2015** – Acquired by an affiliate of American Restaurant Holdings Inc.
  - **2019** – Company changes name to Muscle Maker Inc. (MMI)
- **Going Public**
  - **2020** – MMI executes an IPO on Nasdaq (GRIL)
  - **2021** – MMI acquires Pokémoto, a fast casual chain, and Superfit Foods LLC, a subscription meal plan company
- **Strategic Pivot to Agri-Foods**
  - **November 2022** – MMI executes a significant strategic pivot to the global agri-foods supply chain sector following a transformational service agreement with Aggia LLC FZ to form a wholly-owned origination and trading subsidiary, Sadot LLC
  - **November 2022** – The Company establishes trading operations in Dubai, Kyiv and Singapore – reporting monthly revenues and quarterly net income.
  - **June 2023** – The Company expanded trading operations to the Americas with the addition of Sadot Latam LLC, headquartered in Miami
  - **July 2023** – The Company rebrands as Sadot Group Inc. and begins trading as Nasdaq: SDOT
  - **July 2023** – The Company announces the restructuring of its food service operations (fast casual restaurants) with a goal to remain and enhance the franchise business.
  - **July 2023** – The Company announces its first-ever profitable quarter
  - **August 2023** – The Company acquires a producing farm, which produces grains (wheat, soy, corn) along with avocado and mango in Zambia's Mkushi Region


sadot
SADOT GROUP INC

With its strategic pivot in 2022, Sadot Group is well-positioned for rapid growth within the global food supply chain.

Why Pivot to Agri-Foods?

Sadot Group Sees Growing Demand

The demand for food and feed is projected to grow significantly through the end of the century. This demand will place stress on the global food supply chain.

With the pivot to the agri-foods supply chain sector, Sadot Group sees significant growth potential in providing sustainable solutions to address the world's food security issues.

- **Population Growth** – Feeding the world's ever-growing population is a significant challenge. The United Nations projects that global population will grow from today's 8.1 billion to 9.7 billion by 2050 and 10.1 billion by 2100, with growth concentrated in developing countries.
- **Diminishing Agriculture Land** – Urban expansion, global warming, and corrupted farmland contribute to a steady decrease in fertile agricultural land needed to grow grains and legumes (pulses) that are the building blocks of nutrition.
- **Growing Demand for Animal Feed** – The growing middle class populations in developing countries within Africa and Asia result in more calorie per capita consumption in general and specifically a growth in demand for animal proteins. Both of these factors increase the demand for agri-commodities as feed for animals.
- **Arid Geographies** – A growing part of the world's population are in areas that have highly limited agricultural potential and require systems in place to provide a steady in-flow of food products.





Performance Post-Pivot

The pivot to the agri-foods supply chain sector has significantly improved the Company's financial performance.



Cummulative Revenue
600,000,000
400,000,000
200,000,000
-
$155.8M
$368.8M
$529.1M
Q4 2022
Q1 2023
Q2 2023
Cummulative Revenue



Net Income
1,000,000
-
(1,000,000)
(2,000,000)
(3,000,000)
($2.4M)
($1.1M)
$0.2M
Q4 2022
Q1 2023
Q2 2023
First Profitable Quarter in the Company's History
Net Income



Share Price
2
1.5
1
0.5
0
$0.37
$0.91
$1.07
$1.14
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Share Price

Market analysts are bullish on SDOT:*

$2.40	$4.00	$4.50	$3.63
ALLIANCE GLOBAL PARTNERS	ZACKS SMALL CAP	GOLDMAN SMALL CAP RESEARCH	AVERAGE

* Research reports published as of 8/23/2023. Zacks Small Cap and Goldman Small Cap Research are company paid reports

Sadot Group Currently Operates in 3 of the 6 Verticals

VERTICALS

Farming & Warehousing (Sadot Farm Operations)	Origination & Trading (Sadot Agri-Foods)	Logistics & Transportation	Food Processing	Food Service (Sadot Food Service Operations)	Sustainability / Carbon Offsets



- **Sadot Farm Operations**
  - The Company recently acquired approximately 5,000 acres of farmland in the Mkushi Region of Zambia.
  - The Mkushi farm produces the same grains that are in high demand by Sadot Agri-Foods for trading operations (e.g., soybean, wheat, and corn, etc.). The farm also grows Tommy Atkins Mango and Hass Avocado.



- **Sadot Agri-Foods – Origination & Trading Operations**
  - Sourcing food & feed products (e.g., soybean, wheat, corn, etc.) from producing geographies in North America, Africa and the Black Sea and delivering to markets in Central & South America, Southeast Asia, China and the Middle East/North Africa region.
  - Sadot Group is carving a niche amongst global supply chain companies such as ADM, Bunge, Cargill and Louis Dreyfus, as well as a host of others that control different segments and geographies of the supply.



- **Sadot Food Service Operations**
  - Operates more than 45 restaurants across the U.S. and Kuwait.
  - Food service operations are being restructured to reduce costs, shifting to a franchise model. Company-owned units are being refranchised, sold or closed. Going forward, the focus will be on the growth of the Pokémoto concept through franchising.

Sadot Agri-Foods – Origination & Trading Operations

Company's largest operating division and the initial engine of the strategic pivot

- Originates food supply chain transactions from the point of origination (producers) to point of consumption (customers), taking advantage of arbitrages between currencies, origins and products
- Executes agri-commodity trades between producing geographies such as the Americas, Africa, and the Black Sea to consumer markets in Southeast Asia, China, and the Middle East/North Africa (MENA) region
- Coordinates with headquarters to ensure that each transaction is appropriately financed and risk management is applied
- Drives growth through new product lines, new geographies and new verticals within the food supply chain
  - Example: Added Sadot Latam in August to originate trades within the Americas
- Powered by a global team of deeply experienced agri-commodity consultants, Aggia LLC FZ, a major shareholder of SDOT





Performance to date

- $635 million in total revenue since November 2022 (through August 2023)
- Over $67 million in top line revenue for the month of August 2023, which included first-time revenue from Sadot Latam LLC.
- Marks the tenth consecutive month in which top line revenue exceeded $45 million.

Sadot Food Services Operations

Sadot Group's Food Service Operations (Legacy Restaurant Business)

- Focus going forward is the development of the Pokémoto concept via franchising
  - 34 Pokémoto units in operation across 15 states
  - Strong interest in the concept by potential franchisees with more than 45 sold but not yet open

- Restructuring plan underway (announced August 2023)
  - Making significant progress against our strategy to optimize the restaurant division by delivering cost savings and increasing royalties
  - Status
    - Pokémoto Corporate Locations as of 9/30/23
      - 9 locations were made available for refranchising
        - Company sold 2 locations to franchisee
        - Three additional locations are pending sales
        - Four are listed for sale
      - Three locations will remain company-owned
        - Two military base locations – due to contract
        - One corporate training restaurant – Wichita KS
    - Muscle Maker Grill (MMG) Corporate Locations as of 9/30/23
      - Closed two locations
      - Two locations are for sale
      - Two dual branded MMG/Pokémoto restaurants will remain company-owned
    - Superfit Foods
      - Company is actively pursuing the sale of its subscription-based fresh meal service based in Jacksonville FL


POKEMOTO



Sadot Farm Operations

Sadot Zambia

- ~5,000 acres of farmland
  - Acquired almost 5,000 acres in Zambia's Mkushi Region (August)
  - Expected to provide a reliable supply of grains and tree crops, which are currently experiencing constant demand and yielding higher margins
- Operational update
  - Strong winter wheat harvest (September)
    - Yielded of 987 metric tons of premium wheat
    - Generated over $500,000 in revenue at a rate of $515 per metric ton
  - October planting underway
    - 540 hectares (1,334 acres) of maize (corn) with an estimated yield of 4,952 metric tons
    - 314 hectares (775 acres) of soybean for an expected harvest of 942 metric tons
- Other opportunities
  - Initiating discussions to form a pilot program aimed at collaborating with local farmers in Zambia whereby Sadot Group will provide seeds, fertilizers, and more to improve the productivity of regional small farmers.
  - Potential for 1,200+ local small-scale farmers
  - Program aligns with the Company's commitment to support and empower the local community while exploring potential business opportunities




sadot
SADOT GROUP INC

Growth Through Diversification

Sadot Group will seek to diversify the Company's participation across the global food supply chain for the following reasons:

- **Higher Margins.** Sadot will diversify into additional markets, verticals and segments of the food supply chain in order to take advantage of the expected synergies and increased margins. (Refer to page 8)
- **Income Stabilization.** Diversification is expected to help stabilize the Company's income stream while improving margins, resulting in additional finance options and counterpart security and recognition.
- **Improved Risk Management.** Diversification acts as one of the main hedging mechanisms when dealing in the global commodity markets, mitigating risks intrinsic to the specific verticals, commodities, locations and/or finance methods.



SUPPLY CHAIN VERTICALS

Farming & Warehousing → Origination & Trading → Logistics & Transportation → Food Processing → Consumer Foods → Sustainability / Carbon Offsets

Executive Team



Mike Roper
Chief Executive Officer
Sadot Group Inc.

Prior to joining MMI as CEO in 2017, Mike served as CEO of Taco Bueno Restaurants LLC from 2015 to 2017, COO from 2014 to 2015, and CDO from 2013 to 2014. Mike led the successful sale of the privately-held chain to TPG Growth. From 2009 to 2012, Mike served as COO & EVP of Quiznos Subs, where he had been a franchisee for 9 years.



Jennifer Black, CPA
Chief Financial Officer
Sadot Group Inc.

Jennifer joined Sadot Group Inc (formerly Muscle Maker Inc.) in 2022 as CFO. Prior to joining the Company, she served as CFO for two oilfield service companies, Eagle Pressure Control LLC and Talon Pressure Control (2018 to 2021). She previously served as Controller for AG Resource Management (2015-2018), an agricultural lending company. From 2013 to 2015 she was Controller of Basic Energy Services. Earlier roles include VP of SEC reporting with OMNI American Bank.



Benjamin Petel
Managing Member Representative
Sadot LLC (Sadot Agri-Foods)
Director & Secretary
Sadot Group Inc.

Benjamin has served as Managing Member Representative of Sadot since 2022. From 2019 through 2022, he was engaged as a Business Development Specialist and consultant to various agriculture and food companies, spanning from corporate finance and M&A to commercial development and operational control.



Kevin Mohan
Chief Investment Officer &
Chairman of the Board
Sadot Group Inc.

Kevin has served as a Director and Executive Chairman since 2018. Concurrently, he has served as MMI's Chief Investment Officer. Prior to joining MMI, he served as Vice President of Capital Markets for American Restaurant Holdings Inc.


SADOT GROUP INC.
BOARD OF DIRECTORS
LINK:
https://www.sadotgroupinc.com/board-of-directors

Contact

SADOT GROUP INC.
Michael Roper – CEO
+1-708-653-7974
michael.roper@sadotco.com
www.sadotgroupinc.com

INVESTOR RELATIONS
Frank Pogubila
Integrous Communications
+1-403-923-0023
ir@sadotco.com

